Exhibit 99.1

14 Lafayette Square, Suite 1405 • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Secures $25 Million Senior Secured Credit Facility to
Support Future Investments

BUFFALO, NY, June 27, 2022 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced the closing of a $25 million senior secured revolving credit facility. The funds are expected to be used for future portfolio investments. This new senior secured credit facility was provided by
M&T Bank.

Daniel P. Penberthy, President and Chief Executive Officer of Rand, commented, “The new facility adds another source of capital to support our strategy, which is focused on continued portfolio expansion into income producing assets to drive investment income and future dividend growth. In addition to the increased liquidity, this facility provides greater flexibility and an increased funding commitment than our previous credit arrangement with the SBA, which was repaid in full during the fourth quarter of 2021.”

The new senior secured credit facility provides for a 5 year term through 2027, at an interest rate calculated using SOFR plus 3.5%.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally-managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in early to later stage businesses that have sustainable, differentiated and market-proven products, revenue of more than $2 million and a path to free cash flow or up to $5 million in EBITDA. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the expected use of the borrowings under the senior secured credit facility; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand ‘s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2021, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Rand Capital Secures $25 Million Senior Secured Credit Facility to Support Future Investments

June 27, 2022

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908
Email: dpenberthy@randcapital.com	Email: dpawlowski@keiadvisors.com